Exhibit 10.34

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

This SECOND AMENDMENT TO FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of April     , 2011 but effective as of March 9, 2011 (the “Effective Date’”), by and between fusionstorm, a Delaware corporation (“Dealer”), and GE Commercial Distribution Finance Corporation (“CDF”).

Recitals:

A.	Dealer and CDF are party to that certain Forbearance Agreement dated August 26, 2010 (the “Forbearance Agreement”). The Forbearance Agreement was amended by that certain First Amendment to Forbearance Agreement and Loan Agreement dated as of November 9, 2010 (the “First Amendment”).

B.	The Recitals to the Forbearance Agreement and the First Amendment are incorporated herein.

C.	The Current Defaults remain in existence and are not waived. In addition, Dealer breached Paragraph 5 to the Addendum to Inventory Financing Agreement and Business Financing Agreement dated as of September 30, 2009, for the December 31, 2010 reporting date (the “New Default”). The New Default remains in existence and is not waived. The New Default is deemed to be and is for all purposes hereof and in the Forbearance Agreement a Current Default.

D.	As a result of said Current Defaults, Dealer acknowledges that CDF may enforce its rights pursuant to the Loan Agreement and the Other Agreements. Furthermore as a result of said Current Defaults, CDF has the legal right to cease making future advances to or for the benefit of Dealer. CDF has had no, and has no, commitment to advance or lend funds to or for the benefit of Dealer.

E.	As a result of the Current Defaults, CDF has the legal right to repossess the Collateral and take all other legal actions against Dealer, Guarantor and/or the Collateral.

F.	Dealer has requested that CDF temporarily forbear from enforcing its rights and remedies.

G.	In exchange for Dealer’s agreements, representations, covenants, releases and confirmations contained and referenced herein, CDF is, subject to the terms and conditions contained herein, willing to forbear as requested.

H.	Dealer acknowledges and agrees that CDF has performed all obligations on its part to be performed under the Loan Agreement and the Other Agreements and Dealer has no offsets, deductions or defenses to the payment of the sums due CDF nor does Dealer have any claims against CDF of any kind or nature.

I.	As used herein, “Litigation Settlement Agreement” means collectively, that certain Settlement Agreement and Release by and between PC Specialists, Inc. d/b/a Technology Integration Group (“Plaintiff”) and Dealer, dated as of August 17, 2010, that certain Repayment Agreement by and between Dealer and Plaintiff dated as of November 9, 2010, as amended by that certain Amendment to Repayment Agreement dated November 16, 2010 by and between Dealer and Plaintiff, and all promissory notes, documents and agreements executed or delivered in connection therewith from time to time.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged Dealer and CDF hereby agree as follows:

1.    Definitions. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms as set forth in the Forbearance Agreement or, if not defined therein, as set forth in the Loan Agreement.

2.    Effectiveness of Agreement. This Agreement shall become effective as of the Effective Date, but only if this Agreement has been executed by Dealer and CDF, and only if all of the documents listed on Annex I to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, by Dealer, as applicable, each in form and substance satisfactory to CDF in its sole discretion, and the fees required hereunder are paid in full in cash by Dealer and all fees and expenses of CDF have been fully reimbursed as requested by CDF. This Agreement and each document, reaffirmation of guaranty, certificate or agreement listed on Annex I and signed by Dealer or Guarantor, as applicable, is and all be deemed to be an Other Agreement. Dealer irrevocably authorizes CDF to make one or more advances under the Accounts Receivable Facility to pay the fee listed on Annex I and all other fees and expenses incurred by CDF in connection herewith and the Loan Agreement and the Other Agreements.

3.    No Waiver of Default. Dealer hereby acknowledges and agrees that (i) the Current Defaults exist under the terms of the Loan Agreement and the Other Agreements and such Current Defaults will continue until all of the Obligations are repaid in full in cash, notwithstanding CDF’s agreement to forbear as set forth herein, and (ii) CDF’s agreement to forbear is not, and shall not be construed as, a waiver of the Current Defaults or of any subsequent Defaults and, except as specifically provided herein, CDF’s agreement to forbear in no way impairs CDF’s right to enforce its remedies for such Current Defaults and subsequent Defaults. The Current Defaults remain Defaults.

4.    Default Rate. CDF reserves the right at any time to impose the Default Rate. As of the date hereof, CDF has not imposed the Default Rate.

5.    Forbearance. In exchange for the releases (including specifically, Dealer’s releases and waivers contained in Section 12 below), promises and covenants, warranties, representations and conditions stated herein, in the Forbearance Agreement and in the Loan Agreement and the Other Agreements, CDF agrees, subject to the terms and conditions in this Agreement, until the Forbearance Termination Date:

5.1    CDF will forbear from exercising its rights and remedies against Dealer and the Collateral under this Agreement, the Loan Agreement and the Other Agreements; and

5.2    CDF may, in its sole and absolute discretion, continue to advance funds to Dealer subject to and as set forth herein and in the Other Agreements, as amended or modified by this Agreement but has no obligation to make any further advances. CDF may, in its sole and absolute discretion (i) no longer approve new Vendors, and (ii) restrict availability with respect to existing Vendors.

6.    Amendment to the Definition of Forbearance Termination Date. The reference to the date “March 9, 2011” in Section 8(A) of the Forbearance Agreement is deleted and replaced with “May 31, 2011”.

7.    Outstandings. Dealer represents, warrants and covenants that the unpaid principal balance of. and accrued interest on, with respect to, the Obligations, including the amount of all unfunded approvals, as of April 13, 2011 is $43,954,977.31 and all such amounts are due and owing from Dealer to CDF without setoff, deduction or counterclaim of any kind or nature. This amount includes $17,823,014.29 outstanding under the floorplan facility, $20,778, 693.16 outstanding under the Accounts Receivable Facility, $5,168,378.20 of unfunded approvals, $66,319.81 in estimated accrued but unpaid interest for April, 2011, and $118,571.85 in accrued but unpaid interest for March, 2011.

8.    NO COMMITMENT. DEALER COVENANTS AND AGREES THAT (i) THERE HAS NOT BEEN AND THERE IS NO COMMITMENT BY CDF TO ADVANCE ANY FUNDS TO OR FOR THE ACCOUNT OF DEALER. (ii) CDF HAS HAD PRIOR TO THE DATE HEREOF THE FULL LEGAL RIGHT TO TERMINATE FUNDING TO DEALER AT ANY TIME, AND (iii) CDF RETAINS SUCH FULL LEGAL RIGHT TO TERMINATE FUNDING TO DEALER AT ANY TIME.

9.    Representations and Warranties of Dealer; Covenant not to modify Repayment Agreement. Dealer hereby represents and warrants to CDF that (i) Dealer’s execution of this Agreement has been duly authorized by all requisite actions of Dealer; (ii) no consents are necessary from any third parties for Dealer’s execution, delivery or performance of this Agreement. (iii) this Agreement the Loan Agreement and each of the Other Agreements constitute the legal, valid and binding obligations of Dealer enforceable against Dealer in accordance with their terms, except to the extent that the enforceability thereof against Dealer may be limited by Bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) all of Dealer’s representations and warranties contained in this Agreement, the Loan Agreement and each of the Other Agreements are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) except for the Current Defaults, no Default exists, and (vi) the execution, delivery and performance of this Agreement by Dealer does not violate, contravene, or conflict with any statute, rule, regulation, agreement or instrument or order binding upon Dealer.

10.    Reaffirmation; Waiver of Claims. Dealer hereby represents, warrants, acknowledges and confirms that (i) except as specifically modified or superseded by the terms of this Agreement, the Loan Agreement and the Other Agreements remain in full force and effect as amended by this Agreement, (ii) Dealer has no defenses to its obligations under the Loan Agreement and the Other Agreements, any such defenses are hereby irrevocably waived, and the Obligations are now due and owing to CDF without setoff, deduction or counterclaim, (iii) the security interests and liens of CDF secure all the Obligations under the Loan Agreement and the Other Agreements, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement. and are not impaired or extinguished in any respect by this Agreement. and (iv) Dealer has no claim against CDF from or in connection with the Loan Agreement and the Other Agreements and any such claim is hereby irrevocably waived and released and discharged forever. Until the Obligations are paid in full in cash and all obligations and liabilities of Dealer under this Agreement, the Loan Agreement and the Other Agreements arc performed and paid in full in cash. Dealer agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement and the Other Agreements and in this Agreement. Dealer hereby ratifies and confirms the Obligations. This Agreement does not create or constitute, and is not, a novation of the Loan Agreement and the Other Agreements. Notwithstanding anything contained herein, the Loan Agreement or the Other Documents to the contrary, CDF shall retain the Collateral to secure repayment of the Obligations until such time as the Obligations are paid in full in cash.

11.    Reservation of Rights and Remedies. CDF reserves all of its tights and remedies under this Agreement, the Loan Agreement and the Other Agreements and all rights and remedies at law or at equity, in each case against and with respect to Dealer and the Collateral.

12.    RELEASE. AS A MATERIAL PART OF THE CONSIDERATION FOR CDF ENTERING INTO THIS AGREEMENT, DEALER FOR ITSELF AND ITS OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS, SUCCESSORS, ADMINISTRATORS,

ASSIGNS, AND TRUSTEES (COLLECTIVELY “RELEASOR”) HEREBY FOREVER RELEASES, FOREVER WAIVES AND FOREVER DISCHARGES CDF AND EACH OF CDF’S PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “CDF GROUP”), FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER ARISING UNDER, ARISING IN CONNECTION WITH, OR ARISING FROM, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER AGREEMENTS OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, IN EACH CASE, TO THE EXTENT EXISTING, ACCRUED OR ARISING ON OR PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, WHETHER ARISING OUT OF OR RELATED TO THE LOAN AGREEMENT, THE LOAN DOCUMENTS, OR THE TIG DISCUSSIONS, THE WHICH RELEASOR MAY HAVE OR CLAIM TO HAVE AGAINST ANY OF THE CDF GROUP.

13.    Bankruptcy. In entering into this Agreement, Dealer and CDF hereby stipulate, acknowledge and agree that CDF gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgements and warranties of Dealer as contained herein and that CDF would not have entered into this Agreement but for such promises, representations, acknowledgements, agreements, and warranties, all of which have been accepted by CDF in good faith, the breach of which by Dealer in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such Bankruptcy petition pursuant to 11 U.S.C. §1112(b), As additional consideration for CDF agreeing to forbear from immediately enforcing its rights and remedies under this Agreement, the Loan Agreement and the Other Agreements, including but not limited to the institution of foreclosure proceedings, Dealer agrees that in the event a Bankruptcy petition under any chapter of the Bankruptcy Code (11 U.S.C. §101, et seq.) is filed by or against Dealer at any time after the execution of this Agreement, CDF shall be entitled to the immediate entry of an order from the appropriate Bankruptcy court granting CDF complete relief from the automatic stay imposed by §362 of the Bankruptcy Code (11 U.S.C. §362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. Dealer specifically agrees (i) that upon filing a motion for relief from the automatic stay, CDF shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of CDF to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral. or the lack of equity in the Collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate Bankruptcy court shall he deemed to be “for cause” pursuant to §362(d)(1) of the Bankruptcy Code (11 U.S.C. §362(d)(1)); and (iii) that Dealer will not directly or indirectly oppose or otherwise defend against CDF efforts to gain relief from the automatic stay. This provision is not intended to preclude Dealer from filing for protection under any chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit CDF’s rights under the Loan Agreement and the Other Agreements, this Agreement or under any law or in equity. All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein arc material inducements for CDF entering into this Agreement.

14.    Governing Law. This Agreement, and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such State, without regard to choice or conflicts of law principles;

15.    Section Titles; Recitals. The Section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement. The Recitals to this Agreement are substantive in nature and represent the substantive agreement of the parties hereto, and are hereby fully incorporated into this Agreement, and made a part hereof.

16.    Fees, Costs and Expenses. Dealer shall promptly pay to CDF an amount equal to all fees, costs and expenses incurred by CDF (including all attorneys fees and expenses) in connection with the preparation, negotiation, execution and delivery of this Agreement, and any further documentation which may be required in connection herewith or therewith.

17.    Binding Arbitration. This Agreement is subject to the binding arbitration provisions container in the Loan Agreement and the Other Agreements as applicable to the parties hereto.

18.    Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts. each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile, PDF format or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

19.    Incorporation By Reference. CDF and Dealer hereby agree that all of the terms of the Loan Agreement and the Other Agreements are incorporated in and made a part of this Agreement by this reference (except to the extent amended or modified hereby). Dealer and CDF agree that the Forbearance Agreement is an Other Agreement.

20.    Notice—Oral Commitments Not Enforceable. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement, the Loan Agreement and the Other Agreements:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATE TO THE LOAN AGREEMENT OR THE OTHER AGREEMENTS. TO PROTECT DEALER AND CDF (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS DEALER AND CDF REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Dealer acknowledges that there arc no other agreements between CDF and Dealer, oral or written, concerning the subject matter of this Agreement, the Loan Agreement and the Other Agreements, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter or term sheet, are merged into the Loan Agreement, the Other Agreements and this Agreement, and thereby extinguished.

21.    Statutory Notice-Insurance.

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE, THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE. THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

[Signature Page Follow]

IN WITNESS WHEREOF’, this Agreement has been duly executed as of the date first above written.

fusionstorm, a Delaware corporation

BY:	/s/ Michael J. Soja
Name:	Michael J. Soja
Title:	Vice President and CFO

GE Commercial Distribution Finance Corporation
BY:	/s/ David J. Woltekiank
Name:	David J. Woltekiank
Title:	Senior Port. Manager

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